UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 11, 2010


                            ALTO GROUP HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


           Nevada                           000-53592                27-0686507
(State or other Jurisdiction of            (Commission             (IRS Employer
 Incorporation or organization)            File Number)               I.D. No.)


                           110 Wall Street, 11th Floor
                            New York, New York 10005
                                 (212) 709-8036
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Alto Group Holdings, Inc. is very pleased to announce that the Company has executed a formal definitive Joint Venture agreement with Castle Peak Mining, Ltd. whereby the Company will acquire a 70% participating interest in the Nkwanta Mining Concession as its primary target and will exercise its option on selecting a 50% participating interest in one of the two bordering concessions known as Ayiem and Asuogya. The option will designate a secondary target from the Castle Peak projects in Ghana, West Africa by forming a joint venture with the mineral rights owner.

The terms of the agreement include exploration expenditure commitments, a schedule of cash payments and issuance of restricted shares. As part of the agreement, the Company has commenced an aggressive exploration and development program in Ghana. Field crews have been mobilized and work has begun on the concessions. Alto has assembled a high quality team to conduct the work supervised by persons classed a Q.P. (Qualified Person under N.I. Policy 43-101).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                            Title
-----------                            -----

   10.1                  Joint Venture Agreement with Castle Peak Mining, Ltd.

                                    SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO GROUP HOLDINGS,, INC.

Dated: January 14, 2010

By Natalie Bannister


/s/ Natalie Bannister
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